Exhibit 99.1

Neal Goldner Investor Relations 407-206-6149 neal.goldner@mvwc.com

Cameron Klaus Global Communications 407-513-6066 cameron.klaus@mvwc.com
Marriott Vacations Worldwide (“MVW”) Reports Fourth Quarter
and Full Year 2022 Financial Results and Provides 2023 Outlook
ORLANDO, Fla. – February 22, 2023 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (the “Company”) reported financial results for the fourth quarter and full year 2022 and provided guidance for full year 2023.
Fourth Quarter 2022 Highlights:
•Consolidated Vacation Ownership contract sales were $454 million, a 12% increase compared to the fourth quarter of 2021, and VPG was $4,088. The Company estimates that hurricanes negatively impacted contract sales by approximately $13 million in the fourth quarter of 2022.
•Net income attributable to common shareholders was $88 million, or $2.08 fully diluted earnings per share.
•Adjusted net income attributable to common shareholders was $115 million, or $2.74 Adjusted fully diluted earnings per share. The Company estimates that hurricanes negatively impacted Adjusted net income attributable to common shareholders by $5 million, or $0.12 per Adjusted fully diluted earnings per share.
•Adjusted EBITDA was $239 million; excluding the impact of the Alignment (as defined below), Adjusted EBITDA increased 6% compared to the prior year fourth quarter to $232 million. The Company estimates that hurricanes negatively impacted Adjusted EBITDA by approximately $7 million in the fourth quarter of 2022.
•The Company repurchased 1.2 million shares of its common stock for $173 million during the quarter at an average price per share of $139.90.
Full Year 2022 Highlights and 2023 Outlook:
•Consolidated Vacation Ownership contract sales were $1.84 billion, a 34% increase compared to 2021, and VPG increased 1% to $4,421. The Company estimates that hurricanes negatively impacted contract sales by approximately $14 million in 2022.
•Net income attributable to common shareholders was $391 million, or $8.77 fully diluted earnings per share.
•Adjusted net income attributable to common shareholders was $458 million, or $10.26 Adjusted fully diluted earnings per share.
•Adjusted EBITDA was $966 million; excluding the impact of the Alignment (as defined below), Adjusted EBITDA was $915 million, an increase of 39% compared to the prior year. The Company estimates that hurricanes negatively impacted Adjusted EBITDA by approximately $8 million in 2022.

marriottvacationsworldwide.com

Marriott Vacations Worldwide Reports Fourth Quarter 2022 Financial Results / 2
•During 2022, the Company repurchased 5.1 million shares of its common stock for $701 million at an average price of $137.83 and paid $99 million in dividends.
•The Company expects contract sales in 2023 to grow 5% to 9% compared to the prior year and for Net income attributable to common shareholders to be $405 million to $440 million, or $9.51 to $10.30 fully diluted earnings per share.
•Excluding the impact of the Alignment (as defined below) in 2022, the Company expects Adjusted EBITDA to grow 4% to 9% in 2023 and Adjusted earnings per share - diluted to increase 14% to 23%.
“2022 was a great year for Marriott Vacations Worldwide. We generated over $1.8 billion of contract sales, a new high for our Company, and returned more than $800 million in cash to shareholders. We also launched Abound by Marriott Vacations, added over 20,000 new owners in our Vacation Ownership business and grew active Interval International members by 21%,” said John Geller, president & chief executive officer. “Looking forward, we expect occupancies in North America and Europe to remain strong this year and for Asia-Pacific to continue to improve. We also expect to grow contract sales this year by 5% to 9% compared to the prior year and for Adjusted Free Cash Flow to be between $600 million and $670 million, illustrating the continued demand for leisure travel and the strength of our business model.”
Fourth Quarter 2022 Results:
In the third quarter of 2022, in connection with the unification of the Company’s Marriott-, Westin-, and Sheraton-branded vacation ownership products under the Abound by Marriott Vacations program, the Company aligned its contract terms for the sale of vacation ownership products, resulting in the acceleration of revenue from the sale of Marriott-branded vacation ownership interests. In addition, the Company aligned its reserve methodology for these brands, resulting in an adjustment to its notes receivable reserve in the third quarter. Together, these changes are herein referred to as the “Alignment.” As a result of the Alignment, the Company reported an additional $5 million of Net income attributable to common shareholders and an additional $7 million of Adjusted EBITDA during the fourth quarter. The tables and financial schedules below illustrate the impact of the Alignment on the Company’s reported results.
In the tables below “*” denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.
Consolidated

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021	Change
	As Reported	Impact of Alignment	As Adjusted*		As Reported		As Adjusted*
($ in millions)					$	%	$	%
Net income attributable to common shareholders	$88	$(5)	$83	$61	$27	45%	$22	35%
Adjusted net income attributable to common shareholders*	$115	$(5)	$110	$103	$12	12%	$7	6%
Adjusted EBITDA*	$239	$(7)	$232	$219	$20	10%	$13	6%
Adjusted EBITDA margin*	28.7%		28.2%	27.4%	1.3 pts		0.8 pts

Marriott Vacations Worldwide Reports Fourth Quarter 2022 Financial Results / 3
Vacation Ownership

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021	Change
	As Reported	Impact of Alignment	As Adjusted*		As Reported		As Adjusted*
($ in millions)					$	%	$	%
Sale of vacation ownership products	$439	$(12)	$427	$364	$75	21%	$63	18%
Development profit	$162	$(7)	$155	$114	$48	42%	$41	36%
Segment financial results attributable to common shareholders	$241	$(5)	$236	$205	$36	17%	$31	14%
Segment margin	31.9%		31.7%	29.3%	2.6 pts		2.4 pts
Segment Adjusted EBITDA*	$261	$(7)	$254	$234	$27	12%	$20	8%
Segment Adjusted EBITDA margin*	34.6%		34.2%	33.4%	1.2 pts		0.8 pts
Exchange & Third-Party Management
Revenues excluding cost reimbursements decreased 7% in the fourth quarter of 2022 compared to the prior year and increased 4% excluding the results of VRI Americas, which was sold in April of 2022. Interval International active members increased 21% to 1.6 million and Average revenue per member decreased 17% compared to the prior year as the new accounts at Interval International that were added at the beginning of the year continued to ramp up.
Segment financial results attributable to common shareholders were $24 million in the fourth quarter of 2022, Segment margin was 41% and Segment Adjusted EBITDA was $31 million. Excluding the VRI Americas business, Segment Adjusted EBITDA increased 11% compared to the prior year and Segment Adjusted EBITDA margin increased to 55%.
Corporate and Other
General and administrative costs were largely unchanged in the fourth quarter of 2022 compared to the prior year.
Balance Sheet and Liquidity
The Company ended the quarter with approximately $1.3 billion in liquidity, including $524 million of cash and cash equivalents, $72 million of gross notes receivable that were eligible for securitization, and $749 million of available capacity under its revolving corporate credit facility.
In December 2022, the Company issued $575 million of 3.25% convertible notes due 2027 with an initial conversion price of $189.65. The Company used the proceeds from the offering to redeem $250 million of 6.125% secured notes due 2025 (which was paid in January), repurchase $55 million of its own shares, repay the outstanding balance on its revolving credit facility (which was used to redeem $230 million of convertible notes that matured in September 2022) and pay transaction expenses and other fees. In addition, to reduce the potential economic dilution to the Company's earnings per share upon conversion of the notes, the Company used a portion of the proceeds to enter into privately negotiated bond hedge and warrant transactions, with such warrant transactions at an initial strike price of $286.26 per share, which represented a premium of 100% over the last reported sale price of the Company's common stock on December 5, 2022.

Marriott Vacations Worldwide Reports Fourth Quarter 2022 Financial Results / 4
At the end of the fourth quarter of 2022, pro-forma for the repayment of the 2025 secured senior notes, the Company had $2.8 billion of corporate debt and $1.9 billion of non-recourse debt related to its securitized notes receivable.
The Company completed its second timeshare receivable securitization of 2022 in the fourth quarter, issuing $280 million of notes backed by a pool of $286 million of vacation ownership notes receivable from all of the Company's timeshare brands. The overall weighted average interest rate of the notes was 6.58%, without giving effect to the Company’s retention of the Class D Notes, and the transaction had a gross advance rate of 98%.
Full Year 2023 Outlook (in millions, except per share amounts)
The Financial Schedules that follow reconcile the non-GAAP financial measures set forth below to the following full year 2023 expected GAAP results for the Company.
The Company is providing guidance for the full year 2023. In the table below “*” denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(In millions, except per share amounts)	2023 Guidance
Contract sales	$1,930	to	$2,000
Net income attributable to common shareholders	$405	to	$440
Earnings per share - diluted	$9.51	to	$10.30
Net cash, cash equivalents, and restricted cash provided by operating activities	$365	to	$415
Adjusted EBITDA*	$950	to	$1,000
Adjusted earnings per share - diluted*	$10.75	to	$11.54
Adjusted free cash flow*	$600	to	$670
In calculating diluted earnings per share and Adjusted diluted earnings per share, shares issuable upon conversion of our convertible notes are assumed to be converted into common stock, to the extent dilutive, and net interest expense associated with the convertible notes is added back to the numerator of the diluted earnings per share and Adjusted diluted earnings per share calculations.
Non-GAAP Financial Information
Non-GAAP financial measures are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use. In addition to the foregoing non-GAAP financial measures, we present certain key metrics as performance measures which are further described in our most recent Annual Report on Form 10-K, and which may be updated in our periodic filings with the U.S. Securities and Exchange Commission.
Fourth Quarter 2022 Financial Results Conference Call
The Company will hold a conference call on February 23, 2023 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.

Marriott Vacations Worldwide Reports Fourth Quarter 2022 Financial Results / 5
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products, and services. The Company has over 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates exchange networks and membership programs comprised of more than 3,200 affiliated resorts in over 90 countries and territories, and provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and an affiliate of Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.
Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about expectations for future growth and projections for full year 2023. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: the continuing effects of the COVID-19 pandemic or future health crises, including quarantines or other government-imposed travel or health-related restrictions; the length and severity of the COVID-19 pandemic or future health crises, including short and longer-term impacts on consumer confidence and demand for travel, and the pace of recovery following the COVID-19 pandemic or future health crises or as effective treatments or vaccines against variants of the COVID-19 pandemic or future health crises become widely available; variations in demand for vacation ownership and exchange products and services; worker absenteeism; price and wage inflation; global supply chain disruptions; volatility in the international and national economy and credit markets, including as a result of the COVID-19 pandemic or future health crises and the ongoing conflict between Russia and Ukraine and related sanctions and other measures; our ability to attract and retain our global workforce; competitive conditions; the availability of capital to finance growth; the impact of rising interest rates; political or social strife, difficulties associated with implementing new or maintaining existing technology; changes in privacy laws and other matters referred to under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and which may be updated in our periodic filings with the U.S. Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.
Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 4, 2022

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUMMARY FINANCIAL INFORMATION
(In millions, except VPG, tours, total active members, average revenue per member and per share amounts)
(Unaudited)

	Quarter Ended		Change %	Fiscal Year Ended		Change %
	December 31, 2022	December 31, 2021		December 31, 2022	December 31, 2021
Key Measures
Total consolidated contract sales	$454	$406	12%	$1,837	$1,374	34%
VPG	$4,088	$4,305	(5%)	$4,421	$4,356	1%
Tours	105,231	89,495	18%	390,593	299,364	30%
Total active members (000's)(1)	1,566	1,296	21%	1,566	1,296	21%
Average revenue per member(1)	$35.60	$42.93	(17%)	$157.97	$179.48	(12%)

GAAP Measures
Revenues	$1,188	$1,100	8%	$4,656	$3,890	20%
Income before income taxes and noncontrolling interests	$145	$70	108%	$582	$127	NM
Net income attributable to common shareholders	$88	$61	45%	$391	$49	NM
Earnings per share - diluted	$2.08	$1.39	50%	$8.77	$1.13	NM

Non-GAAP Measures*
Adjusted EBITDA	$239	$219	10%	$966	$657	47%
Adjusted pretax income	$169	$131	30%	$677	$296	128%
Adjusted net income attributable to common shareholders	$115	$103	12%	$458	$190	140%
Adjusted earnings per share - diluted	$2.74	$2.38	15%	$10.26	$4.40	133%

Financial Measures, Excluding the Impact of Alignment*
Revenues	$1,176	$1,100	7%	$4,617	$3,890	19%
Income before income taxes and noncontrolling interests	$138	$70	97%	$531	$127	NM
Net income attributable to common shareholders	$83	$61	35%	$353	$49	NM
Earnings per share - diluted	$1.94	$1.39	40%	$7.94	$1.13	NM
Adjusted EBITDA	$232	$219	6%	$915	$657	39%
Adjusted pretax income	$162	$131	24%	$626	$296	111%
Adjusted net income attributable to common shareholders	$110	$103	6%	$420	$190	121%
Adjusted earnings per share - diluted	$2.60	$2.38	9%	$9.42	$4.40	114%

(1) Includes members at the end of each period for the Interval International exchange network only.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NM = Not meaningful.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA BY SEGMENT
(In millions)
(Unaudited)

	Quarter Ended December 31, 2022					Quarter Ended December 31, 2021	Change
	As Reported	Impact of Alignment			As Adjusted*		As Reported	As Adjusted*
		Revenue	Reserve	Combined
Vacation Ownership	$261	$(7)	$—	$(7)	$254	$234	12%	8%
Exchange & Third-Party Management	31	—	—	—	31	31	5%	5%
Segment Adjusted EBITDA*	292	(7)	—	(7)	285	265	11%	8%
General and administrative	(53)	—	—	—	(53)	(46)	(17%)	(17%)
Adjusted EBITDA*	$239	$(7)	$—	$(7)	$232	$219	10%	6%

	Fiscal Year Ended December 31, 2022					Fiscal Year Ended December 31, 2021	Change
	As Reported	Impact of Alignment			As Adjusted*		As Reported	As Adjusted*
		Revenue	Reserve	Combined
Vacation Ownership	$1,033	$(46)	$(5)	$(51)	$982	$699	48%	41%
Exchange & Third-Party Management	148	—	—	—	148	144	3%	3%
Segment Adjusted EBITDA*	1,181	(46)	(5)	(51)	1,130	843	40%	34%
General and administrative	(215)	—	—	—	(215)	(186)	(16%)	(16%)
Adjusted EBITDA*	$966	$(46)	$(5)	$(51)	$915	$657	47%	39%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Quarter Ended
	December 31, 2022			December 31, 2021
	As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sale of vacation ownership products	$439	$(12)	$427	$364
Management and exchange	204	—	204	217
Rental	113	—	113	146
Financing	76	—	76	72
Cost reimbursements	356	—	356	301
TOTAL REVENUES	1,188	(12)	1,176	1,100
EXPENSES
Cost of vacation ownership products	73	(5)	68	72
Marketing and sales	204	—	204	178
Management and exchange	114	—	114	140
Rental	88	—	88	97
Financing	26	—	26	24
General and administrative	62	—	62	61
Depreciation and amortization	34	—	34	34
Litigation charges	4	—	4	2
Royalty fee	30	—	30	28
Impairment	1	—	1	(2)
Cost reimbursements	356	—	356	301
TOTAL EXPENSES	992	(5)	987	935
Gains (losses) and other income (expense), net	1	—	1	(24)
Interest expense	(27)	—	(27)	(36)
Transaction and integration costs	(26)	—	(26)	(35)
Other	1	—	1	—
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	145	(7)	138	70
Provision for income taxes	(57)	2	(55)	(11)
NET INCOME (LOSS)	88	(5)	83	59
Net loss attributable to noncontrolling interests	—	—	—	2
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$88	$(5)	$83	$61

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic shares	38.2	—	38.2	42.7
Basic	$2.30	$(0.16)	$2.14	$1.42
Diluted shares(1)	43.0	—	43.0	43.6
Diluted	$2.08	$(0.14)	$1.94	$1.39

(1) Diluted shares include 4.2 million shares for the quarter-ended December 31, 2022 related to our convertible notes, reflecting the impact of the adoption of Accounting Standards Update 2020-06 in 2022.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Earnings (loss) per share - Basic and Earnings (loss) per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Fiscal Year Ended
	December 31, 2022			December 31, 2021
	As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sale of vacation ownership products	$1,618	$(39)	$1,579	$1,153
Management and exchange	827	—	827	855
Rental	551	—	551	486
Financing	293	—	293	268
Cost reimbursements	1,367	—	1,367	1,128
TOTAL REVENUES	4,656	(39)	4,617	3,890
EXPENSES
Cost of vacation ownership products	289	(7)	282	250
Marketing and sales	807	—	807	617
Management and exchange	444	—	444	521
Rental	382	—	382	344
Financing	75	19	94	88
General and administrative	249	—	249	227
Depreciation and amortization	132	—	132	146
Litigation charges	11	—	11	10
Royalty fee	114	—	114	106
Impairment	2	—	2	3
Cost reimbursements	1,367	—	1,367	1,128
TOTAL EXPENSES	3,872	12	3,884	3,440
Gains (losses) and other income (expense), net	40	—	40	(51)
Interest expense	(118)	—	(118)	(164)
Transaction and integration costs	(125)	—	(125)	(110)
Other	1	—	1	2
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	582	(51)	531	127
(Provision for) benefit from income taxes	(191)	13	(178)	(74)
NET INCOME (LOSS)	391	(38)	353	53
Net income attributable to noncontrolling interests	—	—	—	(4)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$391	$(38)	$353	$49

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic shares	40.4	—	40.4	42.5
Basic	$9.69	$(0.93)	$8.76	$1.15
Diluted shares(1)	45.2	—	45.2	43.3
Diluted	$8.77	$(0.83)	$7.94	$1.13

(1) Diluted shares include 4.3 million shares for the year-ended December 31, 2022 related to our convertible notes, reflecting the impact of the adoption of Accounting Standards Update 2020-06 in 2022.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Earnings (loss) per share - Basic and Earnings (loss) per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended December 31, 2022
(In millions)

	Reportable Segment					Corporate and Other	Total
	Vacation Ownership				Exchange & Third-Party Management		As Reported	As Adjusted*
	As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sales of vacation ownership products	$439	$(12)	$427		$—	$—	$439	$427
Management and exchange(1)
Ancillary revenues	58	—	58		1	—	59	59
Management fee revenues	42	—	42		6	—	48	48
Exchange and other services revenues	32	—	32		42	23	97	97
Management and exchange	132	—	132		49	23	204	204
Rental	104	—	104		9	—	113	113
Financing	76	—	76		—	—	76	76
Cost reimbursements(1)	362	—	362		4	(10)	356	356
TOTAL REVENUES	$1,113	$(12)	$1,101		$62	$13	$1,188	$1,176

PROFIT (LOSS)
Development	$162	$(7)	$155		$—	$—	$162	$155
Management and exchange(1)	70	—	70		22	(2)	90	90
Rental(1)	15	—	15		9	1	25	25
Financing	50	—	50		—	—	50	50
TOTAL PROFIT (LOSS)	297	(7)	290		31	(1)	327	320

OTHER
General and administrative	—	—	—		—	(62)	(62)	(62)
Depreciation and amortization	(25)	—	(25)		(7)	(2)	(34)	(34)
Litigation charges	(2)	—	(2)		—	(2)	(4)	(4)
Royalty fee	(30)	—	(30)		—	—	(30)	(30)
Impairment	(1)	—	(1)		—	—	(1)	(1)
Gains and other income, net	1	—	1		—	—	1	1
Interest expense	—	—	—		—	(27)	(27)	(27)
Transaction and integration costs	—	—	—		—	(26)	(26)	(26)
Other	1	—	1		—	—	1	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	241	(7)	234		24	(120)	145	138
Provision for income taxes	—	2	2		—	(57)	(57)	(55)
NET INCOME (LOSS)	241	(5)	236		24	(177)	88	83
Net (income) loss attributable to noncontrolling interests	—	—	—		—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$241	$(5)	$236		$24	$(177)	$88	$83
SEGMENT MARGIN(2)	32%		32%	—	41%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended December 31, 2021
(In millions)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$364	$—	$—	$364
Management and exchange(1)
Ancillary revenues	53	1	—	54
Management fee revenues	41	8	(4)	45
Exchange and other services revenues	33	45	40	118
Management and exchange	127	54	36	217
Rental	138	8	—	146
Financing	72	—	—	72
Cost reimbursements(1)	320	9	(28)	301
TOTAL REVENUES	$1,021	$71	$8	$1,100

PROFIT
Development	$114	$—	$—	$114
Management and exchange(1)	63	22	(8)	77
Rental(1)	32	8	9	49
Financing	48	—	—	48
TOTAL PROFIT	257	30	1	288

OTHER
General and administrative	—	—	(61)	(61)
Depreciation and amortization	(23)	(8)	(3)	(34)
Litigation charges	(2)	—	—	(2)
Royalty fee	(28)	—	—	(28)
Impairment	—	—	2	2
Gains (losses) and other income (expense), net	1	—	(25)	(24)
Interest expense	—	—	(36)	(36)
Transaction and integration costs	—	—	(35)	(35)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	205	22	(157)	70
Provision for income taxes	—	—	(11)	(11)
NET INCOME (LOSS)	205	22	(168)	59
Net loss attributable to noncontrolling interests(1)	—	—	2	2
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$205	$22	$(166)	$61
SEGMENT MARGIN(2)	29%	33%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the twelve months ended December 31, 2022
(In millions)

	Reportable Segment				Corporate and Other	Total
	Vacation Ownership			Exchange & Third-Party Management		As Reported	As Adjusted*
	As Reported	Impact of Alignment	As Adjusted*
REVENUES
Sales of vacation ownership products	$1,618	$(39)	$1,579	$—	$—	$1,618	$1,579
Management and exchange(1)
Ancillary revenues	241	—	241	4	—	245	245
Management fee revenues	166	—	166	34	(5)	195	195
Exchange and other services revenues	127	—	127	188	72	387	387
Management and exchange	534	—	534	226	67	827	827
Rental	509	—	509	42	—	551	551
Financing	293	—	293	—	—	293	293
Cost reimbursements(1)	1,388	—	1,388	23	(44)	1,367	1,367
TOTAL REVENUES	$4,342	$(39)	$4,303	$291	$23	$4,656	$4,617

PROFIT (LOSS)
Development	$522	$(32)	$490	$—	$—	$522	$490
Management and exchange(1)	294	—	294	106	(17)	383	383
Rental(1)	109	—	109	42	18	169	169
Financing	218	(19)	199	—	—	218	199
TOTAL PROFIT (LOSS)	1,143	(51)	1,092	148	1	1,292	1,241

OTHER
General and administrative	—	—	—	—	(249)	(249)	(249)
Depreciation and amortization	(92)	—	(92)	(31)	(9)	(132)	(132)
Litigation charges	(9)	—	(9)	—	(2)	(11)	(11)
Royalty fee	(114)	—	(114)	—	—	(114)	(114)
Impairment	(2)	—	(2)	—	—	(2)	(2)
Gains (losses) and other income (expense), net	37	—	37	15	(12)	40	40
Interest expense	—	—	—	—	(118)	(118)	(118)
Transaction and integration costs	(3)	—	(3)	—	(122)	(125)	(125)
Other	1	—	1	—	—	1	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	961	(51)	910	132	(511)	582	531
Benefit from (provision for) income taxes	—	13	13	—	(191)	(191)	(178)
NET INCOME (LOSS)	961	(38)	923	132	(702)	391	353
Net income attributable to noncontrolling interests	—	—	—	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$961	$(38)	$923	$132	$(702)	$391	$353
SEGMENT MARGIN(2)	33%		32%	49%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the twelve months ended December 31, 2021
(In millions)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$1,153	$—	$—	$1,153
Management and exchange(1)
Ancillary revenues	188	3	—	191
Management fee revenues	158	32	(19)	171
Exchange and other services revenues	124	198	171	493
Management and exchange	470	233	152	855
Rental	446	40	—	486
Financing	268	—	—	268
Cost reimbursements(1)	1,202	47	(121)	1,128
TOTAL REVENUES	$3,539	$320	$31	$3,890

PROFIT
Development	$286	$—	$—	$286
Management and exchange(1)	270	102	(38)	334
Rental(1)	52	40	50	142
Financing	180	—	—	180
TOTAL PROFIT	788	142	12	942

OTHER
General and administrative	—	—	(227)	(227)
Depreciation and amortization	(89)	(48)	(9)	(146)
Litigation charges	(9)	—	(1)	(10)
Restructuring	—	(1)	1	—
Royalty fee	(106)	—	—	(106)
Impairment	—	—	(3)	(3)
Gains (losses) and other income (expense), net	1	—	(52)	(51)
Interest expense	—	—	(164)	(164)
Transaction and integration costs	(2)	—	(108)	(110)
Other	2	—	—	2
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	585	93	(551)	127
Provision for income taxes	—	—	(74)	(74)
NET INCOME (LOSS)	585	93	(625)	53
Net income attributable to noncontrolling interests(1)	—	—	(4)	(4)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$585	$93	$(629)	$49
SEGMENT MARGIN(2)	25%	34%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)

	Quarter Ended		Fiscal Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income attributable to common shareholders	$88	$61	$391	$49
Provision for income taxes	57	11	191	74
Income before income taxes attributable to common shareholders	145	72	582	123
Certain items:
ILG integration	15	$29	$82	$93
Welk acquisition and integration	4	8	14	16
I/T transformation	3	—	16	—
Other transformation initiatives	4	—	10	—
Other transaction costs	—	(2)	3	1
Transaction and integration costs	26	35	125	110
Early redemption of senior unsecured notes	—	19	—	55
Gain on disposition of hotel	—	—	(33)	—
Gain on disposition of VRI Americas	—	—	(17)	—
Foreign currency translation	—	4	10	—
Insurance proceeds	(1)	—	(6)	—
Change in indemnification asset	1	(1)	3	(7)
Other	(1)	2	3	3
(Gains) losses and other (income) expense, net	(1)	24	(40)	51
Purchase accounting adjustments	(2)	3	11	10
Litigation charges	4	2	11	10
Impairment	1	(2)	2	3
Expiration/forfeiture of deposits on pre-acquisition preview packages	—	—	(6)	—
Early termination of VRI management contract	—	—	(2)	—
Eliminate impact of Consolidated Property Owners' Associations	—	(3)	—	(8)
Change in estimate relating to pre-acquisition contingencies	(7)	—	(12)	—
Other	3	—	6	(3)
Adjusted pretax income*	169	131	677	296
Provision for income taxes	(54)	(28)	(219)	(106)
Adjusted net income attributable to common shareholders*	$115	$103	$458	$190

Diluted shares(1)	43.0	43.6	45.2	43.3
Adjusted earnings per share - Diluted*	$2.74	$2.38	$10.26	$4.40

Excluding the Impact of Alignment:
Adjusted net income attributable to common shareholders*	$110	$103	$421	$190
Adjusted earnings per share - Diluted*	$2.60	$2.38	$9.42	$4.40

(1) Diluted shares include 4.2 million and 4.3 million shares for the quarter and year-ended December 31, 2022, respectively, related to our convertible notes, reflecting the impact of the adoption of Accounting Standards Update 2020-06 in 2022.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$88	$61	$391	$49
Interest expense	27	36	118	164
Provision for income taxes	57	11	191	74
Depreciation and amortization	34	34	132	146
Share-based compensation	9	18	39	51
Certain items:
ILG integration	15	$29	$82	$93
Welk acquisition and integration	4	8	14	16
I/T transformation	3	—	16	—
Other transformation initiatives	4	—	10	—
Other transaction costs	—	(2)	3	1
Transaction and integration costs	26	35	125	110
Early redemption of senior unsecured notes	—	19	—	55
Gain on disposition of hotel	—	—	(33)	—
Gain on disposition of VRI Americas	—	—	(17)	—
Foreign currency translation	—	4	10	—
Insurance proceeds	(1)	—	(6)	—
Change in indemnification asset	1	(1)	3	(7)
Other	(1)	2	3	3
(Gains) losses and other (income) expense, net	(1)	24	(40)	51
Purchase accounting adjustments	(2)	3	11	10
Litigation charges	4	2	11	10
Impairment	1	(2)	2	3
Expiration/forfeiture of deposits on pre-acquisition preview packages	—	—	(6)	—
Early termination of VRI management contract	—	—	(2)	—
Eliminate impact of Consolidated Property Owners' Associations	—	(3)	—	(8)
Change in estimate relating to pre-acquisition contingencies	(7)	—	(12)	—
Other	3	—	6	(3)
ADJUSTED EBITDA*	$239	$219	$966	$657
ADJUSTED EBITDA MARGIN*	29%	27%	29%	24%

Excluding the Impact of Alignment:
ADJUSTED EBITDA*	$232	$219	$915	$657
ADJUSTED EBITDA MARGIN*	28%	27%	28%	24%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Quarter Ended
	December 31, 2022			December 31, 2021
	As Reported	Impact of Alignment	As Adjusted*
Consolidated contract sales	$454	$—	$454	$406
Less resales contract sales	(10)	—	(10)	(7)
Consolidated contract sales, net of resales	444	—	444	399
Plus:
Settlement revenue	10	—	10	7
Resales revenue	7	—	7	4
Revenue recognition adjustments:
Reportability	36	(12)	24	7
Sales reserve	(40)	—	(40)	(28)
Other(1)	(18)	—	(18)	(25)
Sale of vacation ownership products	439	(12)	427	364
Less:
Cost of vacation ownership products	(73)	5	(68)	(72)
Marketing and sales	(204)	—	(204)	(178)
Development Profit (Loss)	162	(7)	155	114
Revenue recognition reportability adjustment	(27)	7	(20)	(6)
Purchase accounting adjustments	(1)	—	(1)	3
Other	(8)	—	(8)	—
Adjusted development profit*	$126	$—	$126	$111
Development profit margin	36.8%		36.2%	31.3%
Adjusted development profit margin*	31.5%		31.5%	31.1%

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Fiscal Year Ended
	December 31, 2022			December 31, 2021
	As Reported	Impact of Alignment	As Adjusted*
Consolidated contract sales	$1,837	$—	$1,837	$1,374
Less resales contract sales	(40)	—	(40)	(26)
Consolidated contract sales, net of resales	1,797	—	1,797	1,348
Plus:
Settlement revenue	36	—	36	28
Resales revenue	20	—	20	12
Revenue recognition adjustments:
Reportability	43	(58)	(15)	(44)
Sales reserve	(170)	19	(151)	(101)
Other(1)	(108)	—	(108)	(90)
Sale of vacation ownership products	1,618	(39)	1,579	1,153
Less:
Cost of vacation ownership products	(289)	7	(282)	(250)
Marketing and sales	(807)	—	(807)	(617)
Development Profit (Loss)	522	(32)	490	286
Revenue recognition reportability adjustment	(35)	46	11	32
Purchase accounting adjustments	13	—	13	12
Other	(13)	—	(13)	—
Adjusted development profit*	$487	$14	$501	$330
Development profit margin	32.2%		31.0%	24.8%
Adjusted development profit margin*	31.0%		31.5%	27.6%

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA

	Quarter Ended		Fiscal Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$241	$205	$961	$585
Depreciation and amortization	25	23	92	89
Share-based compensation expense	2	2	7	6
Certain items:
Transaction and integration costs	—	—	3	2
Gain on disposition of hotel	—	—	(33)	—
Insurance proceeds	(1)	—	(4)	—
Other	—	(1)	—	(1)
Gains and other income, net	(1)	(1)	(37)	(1)
Purchase accounting adjustments	(2)	3	11	10
Litigation charges	2	2	9	9
Impairment	1	—	2	—
Expiration/forfeiture of deposits on pre-acquisition preview packages	—	—	(6)	—
Change in estimate relating to pre-acquisition contingencies	(7)	—	(12)	—
Other	—	—	3	(1)
SEGMENT ADJUSTED EBITDA*	$261	$234	$1,033	$699
SEGMENT ADJUSTED EBITDA MARGIN*	35%	33%	35%	30%

Excluding the Impact of Alignment:
SEGMENT ADJUSTED EBITDA*	$254	$234	$982	$699
SEGMENT ADJUSTED EBITDA MARGIN*	34%	33%	34%	30%
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA

	Quarter Ended		Fiscal Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$24	$22	$132	$93
Depreciation and amortization	7	8	31	48
Share-based compensation expense	—	1	2	2
Certain items:
Gain on disposition of VRI Americas	—	—	(17)	—
Foreign currency translation	—	—	2	—
COVID-19 related restructuring	—	—	—	1
Other	—	—	(2)	—
SEGMENT ADJUSTED EBITDA*	$31	$31	$148	$144
SEGMENT ADJUSTED EBITDA MARGIN*	55%	49%	55%	53%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CASH FLOW AND ADJUSTED FREE CASH FLOW
(In millions)

CASH FLOW	2022
Cash, cash equivalents and restricted cash provided by (used in):
Operating activities	$522
Investing activities	16
Financing activities	(486)
Effect of changes in exchange rates on cash, cash equivalents, and restricted cash	(1)
Net change in cash, cash equivalents and restricted cash	$51

ADJUSTED FREE CASH FLOW
Net cash, cash equivalents and restricted cash provided by operating activities	$522
Capital expenditures for property and equipment (excluding inventory)	(65)
Borrowings from securitization transactions	1,031
Repayment of debt related to securitizations	(945)
Securitized debt issuance costs	(10)
Free cash flow*	533
Adjustments:
Decrease in restricted cash	131
Transaction and integration costs(1)	93
Capital expenditures(2)	24
Litigation charges(3)	7
Insurance proceeds(4)	(4)
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(5)	(40)
Adjusted free cash flow*	$744

(1) Represents adjustment to exclude the after-tax impact of transaction and integration costs in connection with the ILG Acquisition and Welk Acquisition.

(2) Represents adjustment to exclude capital expenditures, primarily related to our new global corporate headquarters in Orlando, FL.

(3) Represents adjustment to exclude the after-tax impact of litigation charges.

(4) Represents adjustment to exclude the after-tax impact of insurance proceeds.

(5) Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable between the 2021 and 2022 year ends.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED BALANCE SHEETS
FISCAL YEAR-END 2022 AND 2021
(In millions, except share and per share data)

	2022	2021
ASSETS
Cash and cash equivalents	$524	$342
Restricted cash (including $85 and $139 from VIEs, respectively)	330	461
Accounts receivable, net (including $13 and $12 from VIEs, respectively)	292	279
Vacation ownership notes receivable, net (including $1,792 and $1,662 from VIEs, respectively)	2,198	2,045
Inventory	660	719
Property and equipment, net	1,139	1,136
Goodwill	3,117	3,150
Intangibles, net	911	993
Other (including $76 and $76 from VIEs, respectively)	468	488
TOTAL ASSETS	$9,639	$9,613

LIABILITIES AND EQUITY
Accounts payable	$356	$265
Advance deposits	158	160
Accrued liabilities (including $5 and $2 from VIEs, respectively)	369	345
Deferred revenue	344	453
Payroll and benefits liability	251	201
Deferred compensation liability	139	142
Securitized debt, net (including $1,982 and $1,877 from VIEs, respectively)	1,938	1,856
Debt, net	3,088	2,631
Other	167	224
Deferred taxes	331	350
TOTAL LIABILITIES	7,141	6,627
Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 75,744,524 and 75,519,049 shares issued, respectively	1	1
Treasury stock — at cost; 38,263,442 and 33,235,671 shares, respectively	(2,054)	(1,356)
Additional paid-in capital	3,941	4,072
Accumulated other comprehensive income (loss)	15	(16)
Retained earnings	593	275
TOTAL MVW SHAREHOLDERS' EQUITY	2,496	2,976
Noncontrolling interests	2	10
TOTAL EQUITY	2,498	2,986
TOTAL LIABILITIES AND EQUITY	$9,639	$9,613

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FISCAL YEARS 2022 AND 2021
(In millions)

	2022	2021
OPERATING ACTIVITIES
Net income	$391	$53
Adjustments to reconcile net income to net cash, cash equivalents, and restricted cash provided by operating activities:
Depreciation and amortization of intangibles	132	146
Amortization of debt discount and issuance costs	25	56
Vacation ownership notes receivable reserve	150	101
Share-based compensation	39	51
Impairment charges	—	3
Gains and other income, net	(48)	—
Deferred income taxes	87	34
Net change in assets and liabilities, net of the effects of acquisition:
Accounts and contracts receivable	(45)	—
Vacation ownership notes receivable originations	(980)	(750)
Vacation ownership notes receivable collections	642	686
Inventory	104	61
Other assets	(49)	(46)
Accounts payable, advance deposits and accrued liabilities	112	42
Deferred revenue	(9)	88
Payroll and benefit liabilities	53	35
Deferred compensation liability	13	22
Other liabilities	(38)	27
Deconsolidation of certain Consolidated Property Owners' Associations	(48)	(168)
Purchase of vacation ownership units for future transfer to inventory	(12)	(98)
Other, net	3	—
Net cash, cash equivalents, and restricted cash provided by operating activities	522	343
INVESTING ACTIVITIES
Acquisition of a business, net of cash and restricted cash acquired	—	(157)
Proceeds from disposition of subsidiaries, net of cash and restricted cash transferred	94	—
Capital expenditures for property and equipment (excluding inventory)	(65)	(47)
Issuance of note receivable to VIE	(47)	—
Proceeds from collection of note receivable from VIE	47	—
Purchase of company owned life insurance	(18)	(14)
Dispositions, net	3	3
Other, net	2	2
Net cash, cash equivalents, and restricted cash provided by (used in) investing activities	16	(213)
Continued

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
FISCAL YEARS 2022 AND 2021
(In millions)

	2022	2021
FINANCING ACTIVITIES
Borrowings from securitization transactions	1,031	957
Repayment of debt related to securitization transactions	(945)	(868)
Proceeds from debt	1,266	1,111
Repayments of debt	(935)	(1,339)
Purchase of convertible note hedges	(107)	(100)
Proceeds from issuance of warrants	43	70
Payment of debt issuance costs	(15)	(22)
Finance lease payments	(4)	(5)
Repurchase of common stock	(701)	(78)
Payment of dividends	(99)	(23)
Payment of withholding taxes on vesting of restricted stock units	(23)	(20)
Other, net	3	—
Net cash, cash equivalents, and restricted cash used in financing activities	(486)	(317)
Effect of changes in exchange rates on cash, cash equivalents, and restricted cash	(1)	(2)
Change in cash, cash equivalents, and restricted cash	51	(189)
Cash, cash equivalents, and restricted cash, beginning of year	803	992
Cash, cash equivalents, and restricted cash, end of year	$854	$803

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
2023 ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

	Fiscal Year 2023 (low)	Fiscal Year 2023 (high)
Net income attributable to common shareholders	$405	$440
Provision for income taxes	165	180
Income before income taxes attributable to common shareholders	570	620
Certain items(1)	75	75
Adjusted pretax income*	645	695
Provision for income taxes	(185)	(200)
Adjusted net income attributable to common shareholders*	$460	$495
Earnings per share - Diluted(2)	$9.51	$10.30
Adjusted earnings per share - Diluted(2)*	$10.75	$11.54
Diluted shares(2)	44.5	44.5

2023 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2023 (low)	Fiscal Year 2023 (high)
Net income attributable to common shareholders	$405	$440
Interest expense	140	140
Provision for income taxes	165	180
Depreciation and amortization	125	125
Share-based compensation	40	40
Certain items(1)	75	75
Adjusted EBITDA*	$950	$1,000

(1) Certain items adjustment includes $50 million of anticipated transaction and integration costs, $20 million of anticipated purchase accounting adjustments, and $5 million of anticipated litigation charges.

(2) We expect 6.5 million shares to be included in diluted shares related to our convertible notes and an add back of $18 million for interest expense to the numerator of the diluted earnings per share calculation.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2023 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2023 (low)	Fiscal Year 2023 (high)
Net cash, cash equivalents and restricted cash provided by operating activities	$365	$415
Capital expenditures for property and equipment (excluding inventory)	(80)	(90)
Borrowings from securitization transactions	950	1,000
Repayment of debt related to securitizations	(810)	(830)
Securitized Debt Issuance Costs	(15)	(15)
Free cash flow*	410	480
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(1)	120	120
Certain items(2)	85	85
Change in restricted cash	(15)	(15)
Adjusted free cash flow*	$600	$670

(1) Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable between the 2022 and 2023 year ends.

(2) Certain items adjustment consists primarily of the after-tax impact of anticipated transaction and integration costs.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated contract sales
	2022	$394	$506	$483	$454	$1,837
	2021	$226	$362	$380	$406	$1,374
	2020	$306	$30	$140	$178	$654

VPG
	2022	$4,706	$4,613	$4,353	$4,088	$4,421
	2021	$4,644	$4,304	$4,300	$4,305	$4,356
	2020	$3,680	$3,717	$3,904	$3,826	$3,767

Tours
	2022	78,505	102,857	104,000	105,231	390,593
	2021	45,871	79,900	84,098	89,495	299,364
	2020	79,131	6,216	33,170	44,161	162,678

Exchange & Third-Party Management
Total active members (000's)(1)
	2022	1,606	1,596	1,591	1,566	1,566
	2021	1,479	1,321	1,313	1,296	1,296
	2020	1,636	1,571	1,536	1,518	1,518

Average revenue per member(1)
	2022	$44.33	$38.79	$38.91	$35.60	$157.97
	2021	$47.13	$46.36	$42.95	$42.93	$179.48
	2020	$41.37	$30.17	$36.76	$36.62	$144.97

(1) Includes members at the end of each period for the Interval International exchange network only.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by an asterisk (“*”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common shareholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Certain Items Excluded from Non-GAAP Financial Measures
We evaluate non-GAAP financial measures, including those identified by an asterisk (“*”) on the preceding pages, that exclude certain items as further described in the financial schedules included herein, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate the comparison of results from our on-going core operations before these items with results from other companies.
Adjusted Development Profit and Adjusted Development Profit Margin
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit margin is calculated by dividing Adjusted development profit by revenues from the Sale of vacation ownership products. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, include corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe they provide useful information to investors because they allow for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common shareholders, before interest expense (excluding consumer financing interest expense associated with term securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures, expand our business, and return cash to shareholders. We also use Adjusted EBITDA, as do analysts, lenders, investors, and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other companies.
Adjusted EBITDA Margin and Segment Adjusted EBITDA Margin
We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin as indicators of operating performance. Adjusted EBITDA margin represents Adjusted EBITDA divided by the Company’s total revenues less cost reimbursement revenues. Segment Adjusted EBITDA margin represents Segment Adjusted EBITDA divided by the applicable segment’s total revenues less cost reimbursement revenues. We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and the borrowing and repayment activity related to our term securitizations, which cash can be used for, among other purposes, strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of transaction and integration charges, impact of borrowings available from the securitization of eligible vacation ownership notes receivable, and changes in restricted cash, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.
Results As Adjusted
In our press release and schedules we provide As Adjusted results for comparison. The As Adjusted results exclude any impacts to the Company’s reported results on a GAAP basis due to the Alignment. We provide this As Adjusted information because we believe that it facilitates the comparison of results from our on-going core operations before the impact of the Alignment. We believe that the As Adjusted results provide useful information to assist with period-over-period comparisons of our on-going operations excluding any impact from the Alignment.